     As filed with the Securities and Exchange Commission on October 15, 1998
                                                   Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             MIPS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                             ----------------------

         DELAWARE                                            77-0322161
      (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                  Identification Number)

                              1225 CHARLESTON ROAD
                            MOUNTAIN VIEW, CA  94043
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                             ----------------------

              MIPS TECHNOLOGIES, INC. 1998 LONG-TERM INCENTIVE PLAN MIPS TECHNOLOGIES, INC. EMPLOYEE STOCK PURCHASE PLAN MIPS TECHNOLOGIES, INC. DIRECTORS' STOCK OPTION PLAN MIPS TECHNOLOGIES, INC. NON-U.S. STOCK PURCHASE PLAN
                           (Full titles of the plans)

                             ----------------------

                                JOHN E. BOURGOIN
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             MIPS TECHNOLOGIES, INC.
                              1225 CHARLESTON ROAD
                            MOUNTAIN VIEW, CA  94043
                                 (650) 567-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    COPY TO:
                             TIMOTHY J. SPARKS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                           AMOUNT TO BE          PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
         TITLE OF SECURITIES TO             REGISTERED            OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION FEE
              BE REGISTERED                                          PER SHARE                PRICE
------------------------------------------------------------------------------------------------------------------------------
 Common Stock
   $0.001 par value  . . . . . . . . .   7,860,000 shares            $14.4625            $113,675,187.37         $33,534.18
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Includes 6,600,000 shares to be registered under the 1998 Long-Term Incentive Plan (the "Incentive Plan"), 600,000 shares to be registered under the Employee Stock Purchase Plan (the "Purchase Plan"), 600,000 shares to be registered under the Directors Stock Option Plan (the "Director Plan"), and 60,000 shares to be registered under the Non-U.S. Stock Purchase Plan (the "Non-U.S. Purchase Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to (i) 3,264,900 shares which are subject to outstanding options to purchase Common Stock under the Incentive Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of 3,264,900 shares subject to outstanding options under the Incentive Plan is $12.19581. With respect to (i) 80,000 shares of Common Stock available for future grant under the Incentive Plan, (ii) 600,000 shares of Common Stock available for future grant under the Purchase Plan,
     (iii) 600,000 shares of Common Stock available for future grant under the Director Plan, and (iv) 60,000 shares of Common Stock available for future grant under the Non-U.S. Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on
     October 12, 1998, which average was $16.15625. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     MIPS Technologies, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 24, 1998 (File No. 000-24487).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in
(a) above.

     (c) The description of the Company's Common Stock to be offered hereby is contained in the Company's Registration Statement on Form 8-A (No.
12G) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses which such officer or director actually and reasonably incurred. The Restated Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

     In accordance with Delaware law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.        EXHIBITS
      5.1      Opinion of Counsel

     10.1*     1998 Long-Term Incentive Plan

     10.2*     Employee Stock Purchase Plan

     10.3*     Director's Stock Option Plan

     10.4*     Non-U.S. Stock Purchase Plan

     23.1      Consent of Independent Auditors

     23.2      Consent of Counsel (contained in Exhibit 5.1)

     24.1      Power of Attorney

* - Incorporated by reference to the exhibit filed with the Registrant's registration stated on Form 10-K filed with the Securities and Exchange Commission on September 24, 1998.

ITEM 9.   UNDERTAKINGS

     (a)  RULE 415 OFFERINGS  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 5(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF
REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California, on October 12, 1998.

                                MIPS TECHNOLOGIES, INC.


                                       By: /s/ JOHN E. BOURGOIN
                                           ---------------------
                                           John E. Bourgoin
                                           President, Chief Executive Officer
                                           and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Bourgoin and Kevin C. Eichler, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                     Title                    Date
          ---------                     -----                    ----
 /s/ JOHN E. BOURGOIN        Chairman of the Board,              October 12, 1998
 --------------------        President, Chief Executive
     John E. Bourgoin        Officer, and Director
                             (PRINCIPAL EXECUTIVE OFFICER)


 /s/ KEVIN C. EICHLER        Vice President of Finance and       October 12, 1998
 ---------------------       Chief Financial Officer
     Kevin C. Eichler        (PRINCIPAL FINANCIAL AND
                             ACCOUNTING OFFICER)


 /s/ WILLIAM M. KELLY        Director                            October 12, 1998
 ---------------------
     William M. Kelly


 /s/ KENNETH L. COLEMAN      Director                            October 13, 1998
 ----------------------
     Kenneth L. Coleman


 /s/ TERUYASU SEKIMOTO       Director                            October 12, 1998
 ---------------------
     Teruyasu Sekimoto


 /s/ FOREST BASKETT          Director                            October 13, 1998
 ------------------
     Forest Baskett


 /s/ ANTHONY B. HOLBROOK     Director                            October 12, 1998
 -----------------------
     Anthony B. Holbrook


 /s/ FRED M. GIBBONS         Director                            October 12, 1998
 -------------------
     Fred M. Gibbons

                                    EXHIBIT INDEX

  Exhibit
  Number
  -------
      5.1      Opinion of Counsel

     10.1*     1998 Long-Term Incentive Plan

     10.2*     Employee Stock Purchase Plan

     10.3*     Director's Stock Option Plan

     10.4*     Non-U.S. Stock Purchase Plan

     23.1      Consent of Independent Auditors

     23.2      Consent of Counsel (contained in Exhibit 5.1)

     24.1      Power of Attorney (see page II-6)

* - Incorporated by reference to the exhibit filed with the Registrant's registration stated on Form 10-K filed with the Securities and Exchange Commission on September 24, 1998.